Exhibit 99.1

News Release

For immediate release:

PotlatchDeltic and CatchMark to Combine to Create a Leading Integrated Timber REIT

Combined Company Will Have Approximately 2.2 Million Acres of Diversified High-Quality Timberlands

Will Remain the Timber REIT with the Most Leverage to Lumber Prices

Creates Opportunities to Leverage Attractive Real Estate Portfolio

Compelling Synergies Expected to Drive Approximately $16 Million Increase in Pro Forma Cash Available for Distribution by End of First Year

Transaction Expected to Close in Second Half of 2022

Companies to Host Conference Call and Webcast Today at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time

SPOKANE, Wash., ATLANTA, Ga. May 31, 2022 (BUSINESS WIRE) – PotlatchDeltic Corporation (Nasdaq: PCH) (“PotlatchDeltic”) and CatchMark Timber Trust, Inc. (NYSE: CTT) (“CatchMark”) today announced that they have entered into a definitive agreement to combine in an all-stock transaction. The acquisition by PotlatchDeltic will strengthen and diversify a leading integrated timber REIT and continue to enhance shareholder value.

Based on the closing stock prices of PotlatchDeltic and CatchMark on May 27, 2022, the combined company is expected to have a pro forma market capitalization over $4 billion and total enterprise value of more than $5 billion, including $557 million in net debt.

Under the terms of the agreement, which has been unanimously approved by the Board of Directors of both companies, CatchMark stockholders will receive 0.23 common shares of PotlatchDeltic stock for each common share of CatchMark that they own. This reflects a price per share of $12.88 for each common share of CatchMark, and a 55% premium to CatchMark’s common share price as of the close of business on May 27, 2022. Following close of the transaction, PotlatchDeltic stockholders will own approximately 86% of the combined company, and CatchMark stockholders will own approximately 14% on a fully diluted basis.

The combination brings together two high quality timberland REITs resulting in PotlatchDeltic owning approximately 2.2 million acres of diversified timberlands including 626,000 acres in Idaho and over 1.5 million acres in strengthening markets in the U.S. South. PotlatchDeltic also remains the timber REIT with the most leverage to lumber prices, including 1.1 billion board feet of lumber capacity. The transaction also combines two successful and complementary real estate businesses.

Eric J. Cremers, President and Chief Executive Officer of PotlatchDeltic, said, “We are excited about growing shareholder value by combining PotlatchDeltic and CatchMark. With CatchMark, we gain significant scale in three states and diversify our timberland holdings into some of the strongest markets in the U.S. South. In addition, the location of CatchMark’s land near large population centers provides attractive rural real estate sales opportunities. PotlatchDeltic will retain a strong balance sheet and liquidity after the merger is completed, providing a platform for continued growth. We also remain committed to responsible environmental, social, and governance strategies.”

Brian M. Davis, President and Chief Executive Officer of CatchMark, said, “This partnership with PotlatchDeltic unlocks value for our stockholders and positions us well for sustainable success over the long term. By joining together our high quality assets and our dedicated and talented employees, we will greatly enhance the potential of PotlatchDeltic. We look forward to working together as we integrate our two companies and capitalize on the robust opportunities for growth and success.”

PotlatchDeltic and CatchMark: Leveraging Two Great Timber REITs

The combination offers significant strategic and financial opportunities beyond what could be achieved by either company on a standalone basis, notably through:

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Complementary Timberland Portfolios. The combination will result in geographic diversity and scale, increasing PotlatchDeltic’s U.S. South ownership to over 1.5 million acres of timberland in six states. The transaction adds approximately 350,000 acres of superior site index timberlands in Alabama, South Carolina, and Georgia. CatchMark’s timberlands are in some of the strongest markets in the U.S. South with a deep base of well capitalized customers. PotlatchDeltic and CatchMark share a dedication to continue managing timberlands sustainably using best management practices and third-party certification.

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HBU Real Estate Opportunities. The combination will result in a diverse real estate portfolio with CatchMark’s timberlands located close to large population centers. PotlatchDeltic will leverage its rural land sales expertise and strategy, along with CatchMark’s local market knowledge, to maximize rural real estate sales opportunities. These opportunities include potential conservation and solar transactions.

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Compelling Synergies and Accretive to CAD. Cash Available for Distribution (“CAD”) annual synergies are estimated to be $16 million, reflecting reduced overhead and the elimination of public company expenses, insourcing timberland management and reducing interest expense by refinancing CatchMark’s debt. PotlatchDeltic expects the run rate synergies to be achieved by the end of the first full year after the merger closes. PotlatchDeltic expects the transaction will be accretive to Cash Available for Distribution (“CAD”) per share in the first full year, excluding costs to achieve synergies and assuming the full synergies run rate.

•	Meaningful Increase in Stable Cash Flows. EBITDDA contributed by CatchMark is expected to average $55 million annually over the first five years, assuming full synergies run rate.

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Growing Shareholder Value Through Balanced Capital Allocation. A strong balance sheet, with pro forma combined Debt to Enterprise Value of approximately 10% will enable PotlatchDeltic to remain flexible and take advantage of other capital allocation opportunities. The addition of CatchMark’s cash flows and CAD synergies provide strong coverage for PotlatchDeltic’s attractive and growing dividend.

Board Composition and Headquarters

The Board of Directors of the combined company will consist of nine Directors from PotlatchDeltic and one Director from CatchMark. The corporate headquarters will be maintained in Spokane, Washington. A regional office will be maintained in Atlanta, Georgia.

Timing and Approvals

The transaction is expected to close in the second half of 2022. The transaction requires approval of stockholders of CatchMark and is subject to the satisfaction of customary closing conditions and regulatory approvals. Due to the transaction, CatchMark has postponed the 2022 annual meeting of its stockholders that had been scheduled for June 14, 2022.

Advisors

BofA Securities, Inc. is serving as exclusive financial advisor and Perkins Coie LLP is serving as legal advisor to PotlatchDeltic. Stifel, Nicolaus & Company, Inc. is serving as exclusive financial advisor and King & Spalding LLP is serving as legal advisor to CatchMark.

Conference Call Information

A live conference call and webcast will be held Tuesday, May 31, 2022, at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-888-510-2507 for U.S./Canada and 1-646-960-0351 for international callers. Participants will be asked to provide conference I.D. number 7281983. Supplemental materials that will be discussed during the call are available on the website.

A replay of the conference call will be available two hours following the call until June 9, 2022, by calling 1-800-770-2030 for U.S./Canada or 1-647-362-9199 for international callers. Callers must enter conference I.D. number 7281983 to access the replay.

About PotlatchDeltic

PotlatchDeltic (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) that owns approximately 1.8 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to environmental and social responsibility and to responsible governance. More information can be found at www.potlatchdeltic.com.

About CatchMark

CatchMark (NYSE: CTT) invests in prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in approximately 350,000 acres of timberlands located in the U.S. South. For more information visit www.catchmark.com.

Important Additional Information about the Proposed Transaction

This communication is being made in respect of the proposed merger transaction involving PotlatchDeltic Corporation (“PotlatchDeltic) and CatchMark Timber Trust, Inc. (“CatchMark”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, PotlatchDeltic plans to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that constitutes a prospectus of PotlatchDeltic and will also include a proxy statement of CatchMark. After the Registration Statement has been declared effective, CatchMark will mail the definitive proxy statement/prospectus to its stockholders. The proxy statement/prospectus to be filed with the SEC related to the proposed merger will contain important information about PotlatchDeltic, CatchMark, the proposed transaction and related matters. Investors are urged to carefully read the proxy statement/prospectus and other documents to be filed with the SEC (or incorporated by reference into the proxy statement/prospectus) in connection with the proposed merger, when available. Investors will be able to obtain free copies of the proxy statement/prospectus, when it is filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties on PotlatchDeltic’s website at www.potlatchdeltic.com (which website is not incorporated herein by reference), for documents filed with the SEC by PotlatchDeltic, or on CatchMark’s website at www.catchmark.com (which website is not incorporated herein by reference), for documents filed with the SEC by CatchMark.

Participants in the Solicitation

PotlatchDeltic and CatchMark and their respective directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CatchMark in connection with the merger transaction. Certain information about the directors and executive officers of PotlatchDeltic is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 17, 2022, and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 29, 2022, and will be contained in the proxy statement/prospectus described above when it is filed with the SEC. Certain information about the directors and executive officers of CatchMark is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022 and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 15, 2022, and will be contained in the proxy statement/prospectus described above when it is filed with the SEC. You can obtain free copies of these document from PotlatchDeltic and CatchMark using the contact information above.

Forward-Looking Statements

Statements made in this communication and related statements that express PotlatchDeltic’s, CatchMark’s or their respective management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including: the inability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of CatchMark’s stockholders to approve the merger transaction; disruption to PotlatchDeltic’s or CatchMark’s business, including customer, employee and supplier relationships resulting from the merger transaction; the inability to implement business plans, forecasts, and other expectations after the completion of the proposed merger transaction, and to identify and realize synergies or other expected benefits; the occurrence of any event, change, or other circumstance that could give rise to a termination of the definitive agreement relating to the proposed merger transaction; and other factors described in PotlatchDeltic’s and CatchMark’s reports filed with the SEC, including their respective annual reports for the year ended December 31, 2021 and subsequent quarterly reports, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, PotlatchDeltic and CatchMark disclaim any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.

CONTACTS For PotlatchDeltic:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509.835.1521	509.835.1558

For CatchMark:	(Investors)	(Media)
	Ursula Godoy-Arbelaez	Mary Beth Ryan (Millar Ryan LLC)
	855.858.9794	203.268.0158

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